Exhibit 10.2

ENBRIDGE INC.

INCENTIVE STOCK OPTION PLAN (2002)

1.	PURPOSE

The purpose of this Incentive Stock Option Plan (the “Plan”) is to provide employees of the Corporation and its Subsidiaries the opportunity to acquire or enjoy the benefit of an increased proprietary interest in the Corporation in a manner which is consistent with and will advance the interests of the Corporation and its Subsidiaries by (a) motivating and rewarding employees in relation to the long-term performance and growth of the Corporation and the total return to shareholders, and thereby (b) attracting and retaining the best employees.

2.	DEFINED TERMS

As used herein, the following terms shall have the following meanings, respectively:

“Board” means the Board of Directors of the Corporation (or, if established and duly authorized to act, the Executive Committee of the Board of Directors of the Corporation);

“Code” means the United States Internal Revenue Code of 1986, as amended;

“Corporation” means Enbridge Inc., and includes any successor corporation thereto;

“Committee” means the Human Resources & Compensation Committee of the Board, established and duly authorized to act in accordance with the by-laws of the Corporation;

“Directors’ Plan” means the Enbridge Inc. Directors’ Compensation Plan (2002), as the same may be amended or varied from time to time;

“Fair Market Value” means, with respect to any date, the last board lot sale price of common shares of the Corporation on The Toronto Stock Exchange on the last Trading Day immediately prior to such date;

“Insider” means:

(a)	an insider as defined in the Securities Act (Alberta), other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary; and

(b)	an associate, as defined in the Securities Act (Alberta), of any person who is an insider by virtue of (a) above;

“Participant” means any employee, including an officer, of the Corporation or its Subsidiaries who has been designated by the Committee to receive and be granted options or stock option appreciation rights in accordance with paragraph 5;

“Plan” means the Enbridge Inc. Incentive Stock Option Plan (2002), as embodied herein and as the same may be amended or varied from time to time;

“Stock Option Plans” means the Plan and the Directors’ Plan;

“Subsidiary” means:

(a)	any corporation that is a subsidiary of the Corporation (as such term is defined in subsection 2(5) of the Canada Business Corporations Act, as such provision is from time to time amended, varied or re-enacted);

(b)	any partnership or limited partnership that is controlled by the Corporation (the Corporation will be deemed to control a partnership or limited partnership if the Corporation possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such partnership or limited partnership whether through the ownership of voting securities, by contract or otherwise); and

(c)	subject to regulatory approval, any corporation, partnership, limited partnership, trust, limited liability company or other form of business entity that the Committee determines ought to be treated as a Subsidiary for purposes of the Plan, provided that the Committee shall have the sole discretion to determine that any such entity has ceased to be a Subsidiary for purposes of the Plan; and

“Trading Day” means any day, other than a Saturday or Sunday, on which The Toronto Stock Exchange is open for trading.

3.	ADMINISTRATION

The Committee will administer the Plan in its discretion, subject only to the specific approval right reserved to the Board in paragraphs 5, 8, 9 and 11 herein. The Committee shall be composed of three or more members of the Board not eligible to participate in the Plan. The Committee shall have the power to interpret the provisions of the Plan and to make regulations and formulate administrative provisions for its implementation, and to make such changes in the regulations and administrative provisions as, from time to time, the Committee deems proper and in the best interests of the Corporation. Such regulations and provisions may include such terms and conditions relating to the grant or exercise of options or stock appreciation rights or to resale of shares purchased upon exercise of options as the Committee may deem necessary or desirable in connection with compliance with exemption or other provisions of securities laws of any jurisdiction.

4.	SHARES

The shares subject to the options and other provisions of the Plan shall be authorized and unissued common shares of the Corporation. The total number of shares reserved to be issued under the Plan shall not exceed in the aggregate 15,000,000, subject to the adjustment provisions of paragraph 9. Shares subject to options which are terminated, cancelled, or expire prior to exercise shall be available for the grant of further options hereunder. Shares represented by an unexercised option surrendered upon the exercise of stock appreciation rights, but not shares issued in payment of any such rights, shall be deducted from the aggregate reserve and shall not be available for the grant of further options hereunder.

5.	ELIGIBLE EMPLOYEES

The Committee, subject to approval by the Board, shall from time to time designate those full-time key employees, including officers, of the Corporation or its Subsidiaries to whom options and stock appreciation rights shall be granted, and shall determine the extent and terms of their participation, subject to the following:

(a)	the total number of shares reserved for issuance to any one Participant pursuant to options granted pursuant to the Plan (together with options granted pursuant to any other share compensation arrangements) shall not exceed in the aggregate 5% of the number of common shares of the Corporation outstanding at the time of reservation;

(b)	the total number of shares reserved for issuance to Insiders pursuant to the Stock Option Plans (and any other share compensation arrangements) shall not exceed 10% of the number of common shares of the Corporation outstanding at the time of reservation;

(c)	the total number of shares issued to Insiders pursuant to the Stock Option Plans (and any other share compensation arrangements) within any one-year period shall not exceed 10% of the number of common shares of the Corporation outstanding at the time of issuance (excluding any other shares issued under the Stock Option Plans (or any other share compensation arrangements) during such one-year period); and

(d)

the total number of shares issued to any one Insider and such Insider’s associates (as defined in the Securities Act (Alberta)) pursuant to the Stock Option Plans (and any other share compensation arrangements)

within any one-year period shall not exceed 5% of the number of common shares outstanding at the time of issuance (excluding any other shares issued under the Stock Option Plans (or any other share compensation arrangements) during such one-year period).

For the purposes of (b), (c) and (d) above, any entitlement to acquire shares granted pursuant to the Plan prior to the Participant becoming an Insider are to be excluded from the calculation.

Directors who are not full-time employees of the Corporation, or its Subsidiaries, shall not be eligible to become Participants.

A designated employee shall have the right not to participate in the Plan, and any decision not to participate shall not affect his or her employment with the Corporation. Participation in the Plan does not confer upon the Participant any right to continued employment with the Corporation, or its Subsidiaries.

6.	TERMS AND CONDITIONS OF OPTIONS

(a)	Term

The term during which an option will be exercisable shall be fixed at the time of grant, but in no case shall a term exceed ten years, and each option shall be subject to earlier termination, as provided in paragraphs 6(f), 6(g) and 6(h).

(b)	Exercise

Unless the Committee otherwise decides, an option shall become exercisable only after one year of continued employment immediately following the day the option is granted and only then in such instalments as the Committee may determine. A Participant may exercise the exercisable instalments of his or her option in whole or in part at any time and from time to time during the option term.

(c)	Price

The price at which shares will be issued to a Participant pursuant to an option (the “Option Price”) shall be determined at the time of option grant, but shall in no instance be less than 100% of the Fair Market Value on the day of grant. Notwithstanding the foregoing, in the event that an option is awarded at a time when a corporate trading blackout memo has been issued and is in effect (a “Trading Blackout”), the effective date of the option shall be no earlier than the fourth Trading Day following the date of the termination of the Trading Blackout and the Option Price shall in no instance be less than the weighted average trading price of the common shares of the Corporation on The Toronto Stock Exchange for the three Trading Days immediately prior to the effective date of the option.

(d)	Payment

Participants shall be required to make payment in full for any shares purchased upon the exercise, in whole or in part, of any option granted under the Plan and no shares shall be issued until full payment has been made.

(e)	Transferability

Options are not transferable or assignable other than by will or according to the laws of descent and distribution.

(f)	Termination of Employment (Retirement or Disability)

Unless the Committee otherwise decides, in the event that a Participant, before completely exercising his or her option, terminates his or her employment with the Corporation (or a Subsidiary) due to normal or early retirement under the Retirement Plan of the Corporation (or a Subsidiary), disability or under conditions acceptable to the Committee, unexercised instalments of the option that are exercisable on the date of termination of employment remain exercisable, unvested instalments of the option continue to vest and the option remains exercisable until the third anniversary of the date of termination of employment or the remainder of the option term, whichever is the shorter period, and the option (in its entirety) shall terminate and be of no further force or effect whatsoever at the end of such period.

(g)	Termination of Employment (Death)

Unless the Committee otherwise decides, in the event that a Participant, before completely exercising his or her option, terminates his or her employment with the Corporation (or a Subsidiary) due to death, unvested instalments of that option fully vest on the date of death and all unexercised options remain exercisable until the first anniversary of the date of death or the remainder of the option term, whichever is the shorter period, and the option (in its entirety) shall terminate and be of no further force or effect whatsoever at the end of such period.

(h)	Termination of Employment (Other)

Unless the Committee otherwise decides, in the event that a Participant, before completely exercising his or her option, terminates his or her employment with the Corporation (or a Subsidiary) for any reason (other than under the circumstances set out in paragraphs 6(f) and 6(g) above), only unexercised instalments of that option, exercisable on the date employment terminated, remain exercisable until the thirtieth (30th) day following the date of the Participant’s termination of employment under this paragraph or the remainder of the option term, whichever is the shorter period, and the option (in its entirety) shall terminate and be of no further force or effect whatsoever at the end of such period. Notwithstanding the foregoing, the Committee shall have the discretion to extend the 30 day period to a period not exceeding the third anniversary of the date of termination of employment under this paragraph, provided that in no circumstances will any such extension result in the exercise period being extended beyond the end of the option term.

For greater certainty, employment shall be deemed not to have terminated when a Participant terminates employment with the Corporation in order to accept employment with a Subsidiary or terminates employment with a Subsidiary in order to accept employment with the Corporation. Employment shall be deemed to have terminated if a Subsidiary which employs the Participant ceases to be such.

7.	TERMS AND CONDITIONS OF UNITED STATES INCENTIVE STOCK OPTIONS

Designated employees of the Corporation’s United States Subsidiary(ies) may be granted “incentive stock options” within the meaning of Section 422 of the Code (“United States Incentive Stock Options”).

No United States Incentive Stock Options shall be granted to any participant, if as a result of such grant, the aggregate fair market value (as of the time the option is granted) of the shares covered by all United States Incentive Stock Options granted under this Plan and any other plan of the Corporation or any Subsidiary to the Participant, which are or which will become exercisable for the first time by the participant in a single calendar year, exceeds US$100,000 or such amount as shall be specified in Section 422 of the Code.

The exercise price of a United States Incentive Stock Option shall be not less than 100% of Fair Market Value on the day of grant.

The Committee may determine terms and conditions, in accordance with Section 422 of the Code, under which United States Incentive Stock Options or related stock appreciation rights may be exercised upon the termination of employment of a Participant. In all other respects, United States Incentive Stock Options and related stock appreciation rights shall be subject to the terms and conditions of options as set forth in paragraph 6.

8.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

Stock appreciation rights may be granted in connection with all options granted under the Plan, either when the underlying option is granted or at any other time prior to the expiry or exercise of such option. Exercise of a stock appreciation right shall result in cancellation of a corresponding number of shares of the underlying option. Exercise of an option (or part thereof) or settlement of an option in accordance with Section 10 shall result in cancellation of a corresponding number of stock appreciation rights. All stock appreciation rights shall be subject to the following terms and conditions, and such additional terms, conditions and limits as the Committee with Board approval may from time to time determine.

(a)	Extent of Grant

The number of shares covered by a grant of stock appreciation rights shall not exceed the number of shares which the Participant may purchase upon the exercise of an unexercised option or parts thereof held by the Participant.

(b)	Limitations on Exercise

Stock appreciation rights shall be exercisable at such times and in such amounts as the options with which such right are connected are exercisable, provided that exercise of a stock appreciation right shall be made only during periods set by the Committee with Board approval.

(c)	Entitlement

Stock appreciation rights shall entitle only the holder to surrender to the Corporation all or part of the unexercised, but exercisable, option in connection with which such rights were granted and to receive from the Corporation in exchange, the payment of an amount equal to the amount, if any, by which the aggregate fair market value of the shares covered by the surrendered option or portion thereof at the exercise date (calculated as the weighted average trading price of common shares of the Corporation on The Toronto Stock Exchange for the five Trading Days prior to the date on which such payment is made) exceeds the aggregate option exercise price of those shares. Such payment may not exceed 100% of the exercise price of the related option or portion thereof which is being surrendered. Payment of such amount may be made and satisfied by the Corporation in such of the following forms as the Committee may determine:

(i)	in common shares of the Corporation (valued at the weighted average trading price of common shares of the Corporation on The Toronto Stock Exchange for the five Trading Days prior to the date on which such payment is made); or

(ii)	in cash; or

(iii)	partly in shares so valued and partly in cash.

(d)	Transferability

Stock appreciation rights are not transferable or assignable other than by will or according to the laws of descent and distribution.

9.	ADJUSTMENTS

In the event that the outstanding common shares of the Corporation shall be increased or decreased, or changed into, or exchanged for a different number or kind of shares or other securities of the Corporation or another corporation, whether through a stock dividend, stock split, consolidation, recapitalization, amalgamation, reorganization, arrangement or other transaction effected without receipt of consideration, the Committee or the Board may make appropriate adjustment in the number or kind of shares or securities available for options or stock appreciation rights pursuant to the Plan, and as regards options or stock appreciation rights previously granted or to be granted pursuant to the Plan, in the number or kind of shares or securities and the purchase price therefor and the manner in which instalments of the options or stock appreciation rights become exercisable.

The appropriate adjustments in the number of shares optioned, the option price per share and the period during which each option may be exercised may be made by the Board in its discretion and in order to give effect to the adjustments in the number of shares of the Corporation resulting from the implementation and operation of the Shareholder Rights Plan Agreement dated as of November 9, 1995 between the Corporation and The R-M Trust Company, as amended, restated or revised from time to time.

10.	EFFECT OF REORGANIZATION

In the event of any take-over bid or any proposal, offer or agreement for a merger, consolidation, amalgamation, arrangement, recapitalization, liquidation, dissolution, reorganization into a royalty trust or income fund or similar transaction or other business combination in which the Corporation is not the surviving or continuing corporation (a “Reorganization”), all options and stock appreciation rights granted hereunder and outstanding on the date of such Reorganization, shall be assumed by the surviving or continuing corporation, provided that the Committee or the Board may make appropriate adjustment in the manner in which instalments of the options or stock appreciation rights become exercisable prior to such assumption. If, in the event of any such Reorganization, provision for such assumption satisfactory to a Participant is not made by the surviving or continuing corporation, each Participant shall have distributed to him or her within thirty days after the Reorganization in full satisfaction in the case of an unexpired option, or part thereof, whether or not exercisable, cash representing the excess, if any, of the Fair Market Value on the third Trading Day immediately preceding the closing date of such Reorganization over the exercise price of such option (less applicable tax withholdings).

11.	AMENDMENT, ETC.

The Board may revise, suspend or discontinue the Plan in whole or in part. No such revision, suspension, or discontinuance shall alter or impair the rights of a Participant in respect of options or stock appreciation rights previously granted under the Plan, without the consent of a Participant. Any amendment to the Plan or to the terms of any options or stock appreciation rights granted under the Plan are subject to regulatory approval.

Subject to the provisions of paragraph 9, the Board shall not change the minimum exercise price at which options or stock appreciation rights will be granted, or extend the maximum term during which an option or stock appreciation right may be exercised.

12.	EFFECTIVE DATE

The Plan shall take effect on May 3, 2002, being the date of the 2002 Annual Meeting of shareholders of the Corporation, if approved by the shareholders at such meeting. On the Plan taking effect, the Incentive Stock Option Plan (1999) (the “Prior Plan”) shall be discontinued and all unexercised options issued under the Prior Plan shall then be considered to be issued and outstanding under the Plan and all shares reserved for issuance under the Prior Plan that have not been issued shall be considered to be reserved for issuance under the Plan.